Exhibit 99.1

For Immediate Release

Contact:	VAN A. DUKEMAN,
President/CEO
Main Street Trust, Inc.
P. O. Box 4028
Champaign, IL 61824-4028
Phone: 217.351.6568
FAX:217.351.6651

Main Street Trust Announces Second Quarter 2007 Earnings

CHAMPAIGN, Ill., July 20, 2007/PRNewswire — Main Street Trust, Inc. (OTCBB:MSTI), reported consolidated net income for the quarter of $4.932 million compared to $4.799 million for the same period in 2006, an increase of 2.8%. Consolidated net income per diluted share for the quarter ended June 30, 2007 totaled $0.49, compared to $0.47 per diluted share for the same period in 2006, a 4.3% increase.

Van A. Dukeman, President and CEO stated that, “The Company’s performance this quarter was enhanced by continued growth in our commercial loan portfolio, including commercial real estate, which exceeded $816 million.  Total loan interest income increased 6.9% compared to the second quarter of 2006.  Additional performance highlights came from FirsTech, which increased revenue 15.7% compared to the second quarter of 2006.  Following the opening of their new office in St. Louis in April, FirsTech continued its penetration of that market by securing new account relationships for its proprietary internet agent payment product.”

Dukeman further stated that, “Main Street’s merger of equals with First Busey Corporation recently received approvals from regulatory authorities.  The final approval is subject to the successful divestiture of five Champaign County, Illinois branches of Main Street Bank & Trust.  This divestiture represents approximately $15 million in loans and $110 million in deposits, which is less than 1% of the anticipated combined loans and approximately 3% of anticipated combined deposits following the merger.  The expected merger date of the holding companies will be following the close of business on July 31, 2007, with the merger of Busey Bank and Main Street Bank & Trust anticipated to occur in the fourth quarter of 2007.”

Cash Dividend Paid

The Company distributed a $0.25 per share cash dividend on July 20, 2007, payable to shareholders of record on June 30, 2007.  This is the third quarterly cash dividend paid in 2007, bringing total dividends paid to-date to $0.75 per share, an 8.7% increase over the $0.69 per share for the same period in 2006.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.5 billion in assets as of June 30, 2007, providing financial services at 23 locations in Downstate Illinois. Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 120 locations throughout Illinois. In addition, Main Street Wealth Management has $2.2 billion of financial assets under management for individuals and institutions. Main Street Trust, Inc. also owns a retail payment processing subsidiary – FirsTech, Inc., which processes over 25 million items per year.

2

Condensed Consolidated Balance Sheets
(Unaudited, in thousands)	June 30, 2007	March 31, 2007	December 31, 2006	June 30, 2006

ASSETS
Cash and cash equivalents	$98,821	$48,830	$61,385	$46,590
Investments in debt and equity securities	350,281	396,442	402,695	451,151
Mortgage loans held for sale	3,010	1,690	1,116	2,064
Loans, net of allowance for loan losses	996,957	995,353	987,485	973,217
Premises and equipment	24,319	23,655	22,447	22,707
Goodwill	20,736	20,736	20,736	20,736
Core deposit intangibles	3,263	3,481	3,698	4,134
Accrued interest receivable	9,357	11,674	9,663	9,476
Other assets	27,623	27,178	27,376	26,069

Total assets	$1,534,367	$1,529,039	$1,536,601	$1,556,144

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,257,921	$1,242,775	$1,233,487	$1,205,731
Federal funds purchased and repurchase agreements	89,632	95,056	108,323	141,716
Federal Home Loan Bank advances and other borrowings	13,023	18,023	24,477	44,670
Accrued interest payable	4,847	4,849	5,187	4,604
Other liabilities	13,032	14,829	14,772	13,422

Total liabilities	$1,378,455	$1,375,532	$1,386,246	$1,410,143

Total shareholders’ equity	155,912	153,507	150,355	146,001

Total liabilities and shareholders’ equity	$1,534,367	$1,529,039	$1,536,601	$1,556,144

Consolidated Statements of Income
(Unaudited, in thousands)	Quarter Ended:		Six Months Ended:
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Interest Income:

Loans and fees on loans	$18,549	$17,356	$36,553	$34,151
Investments in debt and equity securities
Taxable	4,186	4,580	8,548	8,686
Tax-exempt	235	292	476	622
Federal funds sold and interest bearing deposits	473	400	721	697

Total interest income	23,443	22,628	46,298	44,156

Interest expense:
Deposits	9,628	8,202	18,890	15,620
Federal funds purchased and repurchase agreements	1,097	1,446	2,390	2,597
Federal Home Loan Bank advances and other borrowings	240	581	527	1,262
Total interest expense	10,965	10,229	21,807	19,479

Net interest income	12,478	12,399	24,491	24,677

Provision for loan losses	450	450	1,050	900

Net interest income after provision for loan losses	12,028	11,949	23,441	23,777

Non-interest income:
Retail payment processing	2,402	1,738	4,681	3,503
Trust and brokerage fees	2,238	1,987	4,396	3,902
Service charges on deposit accounts	681	706	1,245	1,391
Securities transactions, net	19	12	(212)	279
Gain on sales of mortgage loans, net	173	150	275	276
Other	807	912	1,578	1,673
Total non-interest income	6,320	5,505	11,963	11,024

Non-interest expense:
Salaries and employee benefits	6,170	5,764	12,165	11,685
Occupancy	826	783	1,620	1,575
Equipment	725	628	1,406	1,243
Data processing	880	719	1,789	1,457
Office supplies	322	301	623	597
Amortization expense- core deposit intangibles	218	217	435	435
Service charges from correspondent banks	83	82	161	146
Other	1,454	1,808	2,821	3,209
Total non-interest expense	10,678	10,302	21,020	20,347

Income before income taxes	7,670	7,152	14,384	14,454

Income taxes	2,738	2,353	4,678	4,965
Net income	$4,932	$4,799	$9,706	$9,489

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.49	$0.48	$0.47	$0.97	$0.94
Weighted average shares of common stock outstanding	10,039,138	10,029,580	10,125,520	10,034,359	10,133,648
Diluted earnings per share	$0.49	$0.47	$0.47	$0.95	$0.93
Weighted average shares of common stock and dilutive potential common shares outstanding	10,158,326	10,191,282	10,247,920	10,173,924	10,255,595
Market price per share at period end(1)	$31.00	$33.00	$30.50	$31.00	$30.50
Price to book ratio(1)	199.61%	215.83%	210.93%	199.61%	210.93%
Price to earnings ratio(1)(2)	15.98	17.19	16.31	15.98	16.31
Cash dividends paid per share	$0.25	$0.25	$0.23	$0.50	$0.46
Cash dividends declared per share	$0.25	$0.25	$0.23	$0.50	$0.46
Book value per share	$15.53	$15.29	$14.46	$15.53	$14.46
Tangible book value per share(3)	$13.27	$13.02	$12.16	$13.27	$12.16
Ending number of common shares outstanding	10,039,138	10,039,138	10,099,281	10,039,138	10,099,281

AVERAGE BALANCES
Assets	$1,535,212	$1,539,134	$1,586,412	$1,537,173	$1,590,762
Investment securities	377,877	406,395	467,576	392,136	468,634
Gross loans(4)	1,013,082	1,004,700	983,060	1,008,891	986,898
Earning assets	1,406,479	1,408,517	1,460,496	1,407,498	1,463,649
Deposits	1,252,923	1,241,315	1,242,725	1,247,119	1,246,339
Interest bearing liabilities	1,147,157	1,147,365	1,207,313	1,147,261	1,208,056
Common shareholders’ equity	155,090	151,964	146,123	153,527	145,500

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$12,617	$12,144	$12,562	$24,761	$25,023
Gross loans(4)	1,013,328	1,010,774	989,176	1,013,328	989,176
Allowance for loan losses	13,361	13,731	13,895	13,361	13,895
Total assets under management	2,166,060	2,133,273	2,184,056	2,166,060	2,184,056

PERFORMANCE RATIOS
Return on average assets(5)	1.29%	1.26%	1.21%	1.27%	1.20%
Return on average equity(5)	12.76%	12.74%	13.17%	12.75%	13.15%
Net yield on average earning assets(5)(6)	3.60%	3.50%	3.45%	3.55%	3.45%
Interest spread(5)(6)	2.89%	2.79%	2.86%	2.84%	2.88%
Net overhead efficiency ratio(6)(7)	56.44%	57.40%	57.06%	56.91%	56.89%
Non-interest revenues as a % of total revenues(7)(8)	33.55%	32.84%	30.70%	33.21%	30.33%
Allowance for loan losses to loans	1.32%	1.36%	1.40%	1.32%	1.40%
Allowance as a percentage of non-performing loans	143.53%	161.37%	169.82%	143.53%	169.82%
Average loan to deposit ratio	80.86%	80.94%	79.11%	80.90%	79.18%
Dividend payout ratio(2)	50.52%	50.00%	48.66%	50.52%	48.66%

ASSET QUALITY
Net charge-offs	$820	$1,306	$154	$2,126	$477
Non-performing loans	9,309	8,509	8,182	9,309	8,182
Other non-performing assets	92	99	443	92	443

(1)             Closing price at end of period

(2)             Last 12-months earnings

(3)             Net of goodwill and core-deposit intangibles

(4)             Loans include mortgage loans held for sale and nonaccrual loans

(5)             Annualized

(6)             On a fully tax-equivalized basis

(7)             Does not include securities gains/losses

(8)             Net of interest expense

Special Note Concerning Forward-Looking Statements

This document may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.